UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

PMV Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39539	46-3218129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Research Way Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 642-6670

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PMVP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 18, 2024, PMV Pharmaceuticals, Inc. (the “Company”) announced a restructuring plan involving the reduction of its workforce by approximately 30% of the Company’s employees. The Company expects the reduction in workforce to be substantially completed by June 30, 2024, and fully completed by the end of the third quarter of 2024. The Company is taking these steps in order to streamline operations, reduce costs and preserve capital as it advances into late-stage development for its lead product candidate, PC14586.

As a result of the reduction in force, the Company expects to incur aggregate non-recurring charges of approximately $1.4 million, consisting primarily of employee severance and benefit costs associated with the restructuring. The Company expects that most of these charges will be cash expenditures and that it will recognize the majority of these charges in the first quarter of 2024.

The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual expenses may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to unanticipated events that may occur as a result of, or that are associated with, its plan.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s expected costs related to restructuring and related charges, including the timing of such charges, and the Company’s expected use of operating cost savings associated with the restructuring plan. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials, the Company’s ability to execute on its strategy and operate as a late-stage development company, the potential for clinical trials of PC14586 or any future clinical trials of other product candidates to differ from preclinical, preliminary, interim or expected results, the Company’s ability to fund operations, risks related to the macroeconomic environment and the Company’s ability to forecast its performance, as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 10, 2023, and its other filings filed with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 7.01 Regulation FD Disclosure.

On January 18, 2024, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release issued by PMV Pharmaceuticals, Inc., dated January 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMV Pharmaceuticals, Inc.

Date: January 18, 2024	By:	/s/ Michael Carulli
Michael Carulli
Chief Financial Officer